VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

(Please Detach at Perforation Before Mailing)
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SMITH BARNEY WORLD FUNDS, INC. -INTERNATIONAL BALANCED PORTFOLIO
PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned holder of shares of Smith Barney World Funds - International Balanced Portfolio (the "Balanced Portfolio"), hereby appoints Heath B.
 McLendon,
Christina T. Sydor and Barbara J. Allen, attorneys and proxies for the undersigned
with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Balanced Portfolio that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Balanced Portfolio to be held at the offices of the Balanced Portfolio, 7 World Trade Center, New York, New York on April 7, 2000 at 10:00 a.m.
 and any adjournment
or adjournments thereof.  The undersigned hereby acknowledges receipt of the Notice
of Special Meeting and Prospectus /Proxy Statement dated February 21, 2000 and hereby instructs said attorneys and proxies to vote said shares as indicated herein.
In their discretion, the proxies are authorized to vote upon such other business as
may properly come before the Special Meeting.  A majority of the proxies present and
acting at the Special Meeting in person or by substitute
 (or, if only one shall be
so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

	PLEASE SIGN, DATE AND RETURN
	PROMPTLY IN THE ENCLOSED ENVELOPE

		Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.
Date:


	                                       Signature(s)		(Title(s), if
applicable)

VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

(Please Detach at Perforation Before Mailing)
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Please indicate your vote by an "X" in the appropriate box below.
This proxy, if
properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

1.	To approve the Plan of Reorganization dated as of February 21, 2000 providing for: (i) the acquisition of all of the assets and liabilities of Smith Barney World Funds, Inc. - International Balanced Portfolio (the "Balanced Portfolio") by Smith Barney World Funds, Inc. - International Equity Portfolio (the " Equity Portfolio") (ii) the amendment of the Charter of Smith Barney World Funds, Inc. reclassifying all shares of the Balanced Portfolio as shares of the Equity Portfolio, and (iii) the accomplishment of the reclassification by the issuance of such shares of the Equity Portfolio to shareholders of the Balanced Portfolio.